UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 4, 2010 (April 22, 2010)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard Suite 350 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:   (703) 637-9780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
Year End Financial Results

Braintech, Inc. (the “Company”) is releasing the Company’s financial results for the year ended December 31, 2009. The Company’s unaudited consolidated financial statements have been prepared by management of the Company and are attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s financial statements have been prepared by management of the Company and have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  The Company’s operations have resulted in losses of $7,736,992 in 2009 and $6,641,784 in 2008, an accumulated deficit of $45,165,989 at December 31, 2009 ($37,428,997 at December 31, 2008), and a working capital deficiency of $3,563,996 at December 31, 2009 ($1,796,077 at December 31, 2008).  The Company has generated only small amounts of revenues and is continuing to develop its business.  Operations to date have been primarily financed by sales to one major customer, ABB, Inc. (“ABB”), pursuant to an agreement that expired December 31, 2008, and by equity and debt transactions.  During the year ended December 31, 2009, the Company generated approximately 90% of its revenues from new customers and approximately 10% from the recognition of previously deferred revenue from ABB.  For the year ended December 31, 2008, 99% of sales revenue was generated from ABB.  The Company estimates that without further funding or new revenue, it will deplete its cash resources shortly.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Russell S. Lewis and S. Tien Wong resigned as members of the board of directors of the Company, and the board of directors accepted such resignations on April 22, 2010.

Item 8.01     Other Events

The Company has filed Form 12b-25 with the Securities Exchange Commission in respect to its failure to file Form 10-K in respect of its fiscal year 2009. The Company’s consolidated financial statements for fiscal year 2009 have not been audited and the Company has determined not to complete the audit at this time.  Therefore the Company cannot currently file a Form 10-K and can make no assurance that such Form 10-K will be filed at a future date.

The Company’s inability to file Form 10-K may in the future result in the Company’s shares no longer being eligible for quotation on the OTC Bulletin Board (the “OTCBB”).  The letter “E” has been added to the Company’s trading symbol and, if the Company is unable to file its Form 10-K within a 30 to 60 day grace period, that its shares may cease to be quoted on the OTCBB.  In the event the Company’s shares are not quoted on the OTCBB, its shares may be quoted on the Pink OTC Markets Inc. electronic quotation service if market makers commit to make a market in the Company’s shares.  The Pink Sheets is an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of issuers.  However, at this time the Company can provide no assurance that trading in its shares will continue on the Pink Sheets or otherwise.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits
Exhibit No.	Description
99.1	Consolidated unaudited financial statements for the years ended December 31, 2009 and December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 4, 2010
BRAINTECH, INC.

		By:	/s/ Clifford G. Butler
Clifford G. Butler, Director

		By:	/s/ Owen L.J. Jones
Owen L.J. Jones, Director

		By:	/s/ James L. Speros
James L. Speros, Director